HIGH YIELD STRATEGY FUND

SCHEDULE OF INVESTMENTS (Unaudited)

December 31, 2007

Face

Market

Amount

Value

REPURCHASE AGREEMENTS 95.3%

Collateralized by U.S. Treasury

Obligations

Mizuho Financial Group, Inc.

issued 12/31/07 at 1.40%

due 01/02/08

$

58,520,003 $

58,520,003

Lehman Brothers Holdings,

Inc. issued 12/31/07 at

1.00% due 01/02/08

34,523,904

34,523,904

Morgan Stanley issued

12/31/07 at 1.20% due

01/02/08

9,003,077

________

9,003,077

Total Repurchase Agreements

(Cost $102,046,984)

102,046,984

________

Total Investments 95.3%

(Cost $102,046,984)

$

102,046,984

_________

Other Assets in Excess of

Liabilities – 4.7%

$

_________

5,070,694

Net Assets – 100.0%

$

107,117,678

Unrealized

Contracts

Gain

Futures Contracts Purchased

March 2008 U.S. 5 Year

Treasury Note Futures

Contracts

(Aggregate Market Value of

Contracts $84,254,875)

764 $

________

65,409

Notional

Principal

Credit Default Swap Agreements

Protection Sold

Dow Jones CDX North

American High Yield Swap

Agreement, Series 9

Protection Premium Rate

3.75% Terminating 12/20/12

$ 75,500,000 $

33,125

Dow Jones CDX North

American High Yield Swap

Agreement, Series 8

Protection Premium Rate

2.75% Terminating 06/20/12

37,500,000

_________

164,062

$

_________

262,596

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